UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 14, 2023 (July 11, 2023)

WISA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38608	30-1135279
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15268 NW Greenbrier Pkwy Beaverton, OR	97006
(Address of registrant’s principal executive office)	(Zip code)

(408) 627-4716

(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	WISA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of July 11, 2023, George Oliva resigned as Principal Financial Officer of WISA Technologies, Inc. (the “Company”). Mr. Oliva will assume the newly created position of Senior Vice President of Finance and Strategic Operations of the Company. Mr. Oliva’s resignation was not because of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Gary Williams, the Principal Accounting Officer of the Company, will continue in that role.

Also on July 11, 2023, Mr. Oliva and the Company entered into a Separation Agreement (the “Separation Agreement”). The Separation Agreement provides that, as of July 11, 2023, Mr. Oliva’s new and only title is Senior Vice Preisdent of Finance and Strategic Operations. The Separation Agreement further provides that the term of Mr. Oliva’s employment shall last until and through December 20, 2023 or such other date as mutually agreed between the Company and Mr. Oliva (the “Separation Date”) and that Mr. Oliva will be entitled to receive 30,000 Restricted Share Units of the Company (“RSUs”) within ten business days of Effective Date (as defined in the Separation Agreement) of the Separation Agreement. Additionally, the Company has, as of the date of the Separation Agreement, issued 1,499 RSUs to Mr. Oliva, and any unvested shares issued to Mr. Oliva as of the date of the Separation Agreement shall vest on the Separation Date. The Separation Agreement also sets forth various terms regarding the treatment of other employee benefits that Mr. Oliva is entitled to receive under the Company’s existing plans. During the term of the Separation Agreement, Mr. Oliva’s base annual salary will remain unchanged, and if the Company elects to pay the Principal Accounting Officer a Stay Bonus in connection with a change in control of the Company during the period beginning from the Effective Date through the Separation Date, Mr. Oliva shall be entitled to receive a discretionary bonus in the equivalent amount to the amount of the Stay Bonus paid to the Principal Accounting Officer. As a material condition to the Separation Agreement, Mr. Oliva is required to timely execute the Supplemental Release attached as an exhibit to the Separation Agreement (the “Supplemental Release”), which includes a customary release of claims by Mr. Oliva (on behalf of himself, his heirs, executors, administrators and assigns) in favor of the Company.

The foregoing description of the material terms of Separation Agreement and the Supplemental Release is qualified in its entirety by the full text of Separation Agreement, which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 8.01 Other Events.

On July 14, 2023, the Company issued a press release (the “Press Release”) announcing the resignation of Mr. Oliva as Principal Financial Officer of the Company. A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Separation Agreement between George Oliva and the Company, dated as of July 11, 2023.
99.1	Press Release dated July 14, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2023	WISA TECHNOLOGIES, INC.

	By:	/s/ Brett Moyer
		Name:	Brett Moyer
		Title:	Chief Executive Officer